UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
POPULAR, INC.

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	001-34084	66-0667416

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 MUNOZ RIVERA AVENUE
HATO REY, PUERTO RICO	00918

(Address of principal executive offices)	(Zip code)
(787) 765-9800

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Popular, Inc. (the “Corporation”) held its Annual Meeting of Stockholders on April 28, 2011. The matters considered and voted on by the Corporation’s stockholders at the Annual Meeting and the results of the vote of the stockholder were as follows:
Proposal 1. To elect three directors for a three-year term:

Nominee	For	Against	Abstain	Broker Non-votes
María Luisa Ferré	759,701,895	35,521,261	1,037,778	145,075,067
C. Kim Goodwin	785,469,897	9,054,314	1,736,723	145,075,067
William J. Teuber	780,051,786	14,753,512	1,455,636	145,075,067
Proposal 2. To provide an advisory vote related to the Corporation’s executive compensation program.

For	Against	Abstain	Broker Non-votes
756,989,308	28,836,073	10,435,553	145,075,067
Proposal 3. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2011.

For	Against	Abstain	Broker Non-votes
898,031,860	35,885,259	7,418,882	0
As a participant in the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program, the Corporation is required to submit yearly to shareholders the vote related to the Corporation’s advisory vote on executive compensation program. Therefore, no proposal was submitted for a vote of stockholders in connection with the frequency of stockholder advisory votes on executive compensation.
The press release issued by the Corporation in connection with the results of the 2011 Annual Meeting of Stockholders is included as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release dated May 3, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)
Date: May 3, 2011	By:	/s/ Ileana Gonzalez
Ileana Gonzalez
Senior Vice President and Comptroller